                                                                     Exhibit (U)

                      MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                         Series 1999-6 Monthly Statement
                      Class A Certificate CUSIP #25466KCN7
                      Class B Certificate CUSIP #25466KCP2

Distribution Date: April 16, 2001              Month Ending:  March 31, 2001

Pursuant to the Series Supplement dated as of December 14, 1999 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Discover Bank (formerly Greenwood Trust Company) and U.S. Bank National Association, as Trustee, as amended, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performances of the Trust. We have set forth below this information for the Distribution Date listed above, as well as for the calendar month ended on the date listed above.

1.   Payments for the benefit of investors in Series 1999-6 on this Distribution Date (per $1000 of Class Initial Investor Interest)
     -------------------------------------------------------------------------------------------------------------------------------

     Series  1999-6                                      Total           Interest             Principal
         Class A      30 days at 6.850000000%        $5.708333333      $5.708333333        $0.000000000

         Class B      30 days at 7.100000000%        $5.916666667      $5.916666667        $0.000000000

2.   Principal Receivables at the end of March, 2001
     -----------------------------------------------

 (a) Aggregate Investor Interest                        $27,999,447,903.72

     Seller Interest                                     $4,864,997,223.08

     Total Master Trust                                 $32,864,445,126.80

 (b) Group One Investor Interest                        $27,999,447,903.72

 (c) Series 1999-6 Investor Interest                       $789,474,000.00

 (d) Class A Investor Interest                             $750,000,000.00

     Class B Investor Interest                              $39,474,000.00

3.   Allocation of Receivables Collected During March, 2001
     ------------------------------------------------------

                                                                   Finance Charge          Principal           Yield Collections /
                                                                     Collections           Collections         Additional Funds

 (a) Allocation of Collections between Investors and Seller

     Aggregate Investor Allocation.                                 $445,187,800.68      $4,371,025,242.80            $0.00

     Seller Allocation:                                              $76,733,984.75        $753,403,807.88            $0.00

 (b) Group One Allocation                                           $445,187,800.68      $4,371,025,242.80            $0.00

 (c) Series 1999-6 Allocations                                       $12,313,700.69        $120,900,654.59            $0.00

 (d) Class A Allocations                                             $11,697,832.98        $114,853,828.31            $0.00

     Class B Allocations                                                $615,867.71          $6,046,826.28            $0.00

 (e) Principal Collections as a monthly percentage of Master Trust Receivables
     at the beginning of March, 2001                                                            15.09%

 (f) Finance Charge Collections as a monthly percentage of Master Trust Receivables
     at the beginning of March, 2001                                                             1.54%

 (g) Total Collections as a monthly percentage of Master Trust Receivables
     at the beginning of March, 2001                                                            16.63%

4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
     ---------------------------------------------------------------------

                         Deposits into the          Deficit Amount
                        SPFAs on this                   on this                SPFA               Investment
                        Distribution Date           Distribution Date         Balance               Income
     Series 1999-6           $0.00                       0.00                  $0.00                 $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments
     ----------------------------------------------------------------
                                                                                      Total Payments
                               Amount Paid on this         Deficit Amount              through this
                               Distribution Date      on this Distribution Date       Distribution Date
     Series 1999-6                 $0.00                      $0.00                       $0.00

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")
     --------------------------------------------------------------------

                                         Deposits into the SIFA
                                         on this Distribution Date             SIFA Balance
     Series 1999-6                         $4,514,804.50                      $13,544,413.50

7.   Pool Factors for March, 2001
     ----------------------------

     Class A                                                 1.00000000

     Class B                                                 1.00000000

8.   Investor Charged-Off Amount
     ---------------------------
                                                              Cumulative Investor
                                           March, 2001        Charged-Off Amount
 (a) Group One                           $144,544,014.20            $0.00

 (b) Series 1999-6                         $3,998,024.48            $0.00

 (c) Class A                               $3,798,063.95            $0.00

     Class B                                 $199,960.53            $0.00

 (d) As an annualized percentage of
     Principal Receivables at the
     beginning of March, 2001                       6.08%             N/A

9.   Investor Losses for March, 2001
     -------------------------------
                                                            Per $1,000 of Initial
                                                 Total     Series Investor Interest

 (a) Group One                                     $0.00          $0.00

 (b) Series 1999-6                                 $0.00          $0.00

 (c) Class A                                       $0.00          $0.00

     Class B                                       $0.00          $0.00

10.  Reimbursement of Investor Losses for March, 2001
     ------------------------------------------------
                                                            Per $1,000 of Initial
                                                 Total     Series Investor Interest

 (a) Group One                                     $0.00          $0.00

 (b) Series 1999-6                                 $0.00          $0.00

 (c) Class A                                       $0.00          $0.00

     Class B                                       $0.00          $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses for March, 2001
     ----------------------------------------------------------------
                                                            Per $1,000 of Initial
                                                 Total     Series Investor Interest

 (a) Group One                                     $0.00          $0.00

 (b) Series 1999-6                                 $0.00          $0.00

 (c) Class A                                       $0.00          $0.00

     Class B                                       $0.00          $0.00

12.  Investor Monthly Servicing Fee payable on this Distribution Date
     ----------------------------------------------------------------

 (a) Group One                                            $47,572,561.41

 (b) Series 1999-6                                         $1,315,790.00

 (c) Class A                                               $1,250,000.00

     Class B                                                  $65,790.00

13.  Class Available Subordinated Amount at the end of the Distribution Date
     -----------------------------------------------------------------------

                                                           As a percentage of
                                              Total      Class A Invested Amount

     Series 1999-6 Class B                $67,105,290.00       8.9474%

14.  Total Available Credit Enhancement Amounts
     ------------------------------------------

                                             Shared Amount     Class B Amount

 (a) Maximum Amount on this Distribution Date      $0.00         $31,578,960.00

 (b) Available Amount on this Distribution Date    $0.00         $31,578,960.00

 (c) Amount of unreimbursed Drawings on Credit
       Enhancement on this Distribution Date       $0.00                  $0.00

 (d) Credit Enhancement Fee on this
       Distribution Date                                             $19,923.90

15.  Delinquency Summary
     -------------------

     Master Trust Receivables Outstanding at the end of March, 2001      $33,316,516,233.09


                              Delinquent Amount       Percentage of Ending
     Payment Status           Ending Balance          Receivables Outstanding
     30-59 days               $  768,971,917.17               2.31%

     60-179 days              $1,568,267,735.82               4.71%

16.  Excess Spread Percentages on this Distribution Date (1)
     -------------------------------------------------------

 (a) Group One (2)                               4.81%

 (b) Series 1999-6 (3)                           3.75%

17.  Net Charge-Offs on this Distribution Date (4)
     ---------------------------------------------

     Charge-offs net of recoveries as an annualized percentage of
     Principal Receivables at the beginning of March, 2001                        5.26%

                                 U.S. BANK NATIONAL ASSOCIATION
                                 as Trustee

                              BY:
                                 -------------------------------------

                                        Vice President
-------------------------------------------------


(1) For series in Group One, investors should refer only to the higher of the Group Excess Spread Percentage (Item 16(a)) and the Series Excess Spread Percentage (Item 16(b)) in assessing the current performance of the Trust and the Receivables.

(2) Group Excess Spread is the sum of the Series Excess Spreads (as described below) for each series in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by the Series Investor Interests for each series in the Group.

(3) Series Excess Spread is the difference between (a) the sum of Finance Charge Collections, Yield Collections, Additional Funds and Investment Income for any Class of this Series (see Item 3(c)), and (b) the sum of
        (i) the monthly interest for each Class of this Series (see Item 1),
        (ii) the monthly servicing fee for each Class of this Series (see Item 12(b)), (iii) the Investor Charge-Off Amount (see Item 8(b)), and (iv) the Credit Enhancement Fee (see Item 14(d)), in each case for this Distribution Date. The Series Excess Spread Percentage is equal to the Series Excess Spread, multiplied by twelve, divided by the Series Investor Interest for this Series.

(4) For purposes of allocations to investors, recoveries are treated as Finance Charge Collections and are included as such in Item 3 above.

                     MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                         Series 1999-6 Monthly Statement

                                   CREDIT CARD
                            PASS-THROUGH CERTIFICATES

        The undersigned, a duly authorized representative of Discover Bank (formerly Greenwood Trust Company), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993, as amended (the "Pooling & Servicing Agreement") and the Series Supplement, dated as of December 14, 1999 (the "Series Supplement") by and between Discover Bank and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Seies Supplement for the Discover Card Master Trust I, Series 1999-6 Master Trust Certificates for the Distribution Date occurring on April 16, 2001:

 1. Discover Bank (formerly Greenwood Trust Company) is Master Servicer under the Pooling and Servicing Agreement.

 2.  The undersigned is a Servicing Officer of Discover Bank as Master Servicer.

 3.  The aggregate amount of Collections processed during March, 2001
     is equal to                                                                                              $5,646,350,836.11

 4.  The aggregate amount of Class A Principal Collections processed during
     March, 2001 is equal to                                                                                    $114,853,828.31

 5.  The aggregate amount of Class A Finance Charge Collections processed
     during March, 2001 is equal to                                                                              $11,697,832.98

 6a. The aggregate amount of Class A Principal Collections recharacterized as
     Series Yield Collections during March, 2001 is equal to                                                              $0.00

 6b. The aggregate amount of Class A Additional Funds for this Distribution
     date is equal to                                                                                                     $0.00

 7. The amount of drawings under the Credit Enhancement required to be made and not immediately reimbursed on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class A Required Amount Shortfall                                                           $0.00
          is equal to

     (b)  with respect to the Class A Cumulative Investor Charged-Off                                                     $0.00
          Amount is equal to

     (c)  with respect to the Class A Investor Interest is equal to                                                       $0.00

 8.  The sum of all amounts payable to the Class A Certificateholders
     on the current Distribution Date is equal to                                                                         $0.00

 9.  The aggregate amount of Class B Principal Collections processed during
     March, 2001 is equal to                                                                                      $6,046,826.28

10.  The aggregate amount of Class B Finance Charge Collections processed
     during March, 2001 is equal to                                                                                 $615,867.71

11a. The aggregate amount of Class B Principal Collections recharacterized as
     Series Yield Collections during March, 2001 is equal to                                                              $0.00

11b. The aggregate amount of Class B Additional Funds for this Distribution
     date is equal to                                                                                                     $0.00

12. The amount of drawings under the Credit Enhancement required to be made and not immediately reimbursed on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class B Required Amount Shortfall                                                           $0.00
          is equal to

     (b)  with respect to the Class B Cumulative Investor Charged-Off                                                     $0.00
          Amount is equal to

     (c)  with respect to the Class B Investor Interest is equal to                                                       $0.00

13.  The sum of all amounts payable to the Class B Certificateholders
     on the current Distribution Date is equal to                                                                         $0.00

14.  Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to
     Section 16 of the Series Supplement.

        IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 16th day of April, 2001.

Series 1999-6

                           DISCOVER BANK
                           as Master Servicer

                           By:
                              -------------------------------------
                           Vice President, Chief Accounting Officer,
                           and Treasurer